Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 2 to Registration Statement No. 333-152973 of our report dated November 20, 2008, relating to the balance sheet of Verisk Analytics, Inc. appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Parsippany, New Jersey
November 20, 2008